Exhibits 99.1

LEGEND INTERNATIONAL INVESTMENT, LP

INDEX TO THE AUDITED FINANCIAL STATEMENTS

Year Ended December 31, 2022

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Legend International Investment, LP.

Riverside, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Legend International Investment, LP. (the “Company”) as of December 31, 2022, the related statements of operation, members’ equity(deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Simon & Edward, LLP

We have served as the Company’s auditor since 2022.

Rowland Heights, CA

June 1, 2023

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LEGNED INTERNATIONAL INVESTMENT, LP

BALANCE SHEET

(Audited)

December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,946
Accounts and rent receivable, net	80,596
Prepaid expenses	50,007

Total Current Assets	133,549

NONCURRENT ASSETS
Real estate investments, net	7,951,526

Total Non-Current Assets	7,951,526
TOTAL ASSETS	$8,085,075

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$102,589
Unearned revenue	24,806
Loans payable to related parties	556,000
Loan payable	3,917,291

Total Current Liabilities	4,600,686

Security deposits payable	108,966
TOTAL LIABILITIES	4,709,652

COMMITMENTS AND CONTINGENCIES

EQUITY:
Partners’ capital	17,027,000
Accumulated deficit	(13,651,577)
Total Equity	3,375,423
TOTAL LIABILITIES AND EQUITY	$8,085,075

The accompanying notes are an integral part of these audited financial statements.

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LEGNED INTERNATIONAL INVESTMENT, LP

STATEMENTS OF OPERATIONS

(Audited)

2022

Rental Income	$408,796

Expenses:
Property operating	345,643
Depreciation expenses	200,887
Professional fees	336,332
Selling, other general and administrative expenses	247,192
Total operating expenses	1,130,054

Other (income) expenses:
Interest expenses, net	316,461
Other income, net	(4,525)
Total other expenses, net	311,936

Loss before income tax	(1,033,194)

Income tax expense	-
Net loss	$(1,033,194)

The accompanying notes are an integral part of these audited financial statements.

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LEGNED INTERNATIONAL INVESTMENT, LP

STATEMENT OF CASH FLOWS

(Audited)

2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,033,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	200,887
Bad debt expense	67,000
Change in operating assets and liabilities:
Accounts receivable	(130,592)
Prepaid expenses	(1,502)
Accounts payable and accrued liabilities	25,597
Security deposits	16,950
Unearned revenue	22,675
Net cash used in operating activities	(832,179)

CASH FLOWS FROM INVESTING ACTIVITIES
Repayments from loan receivable	257,000
Net cash provided by investing activities	257,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	105,000
Proceeds from loans payable to related parties	320,000
Repayments to mortgage loan	(1,975,268)
Net cash used in financing activities	(1,550,268)

Net decrease in Cash	(2,125,447)
Cash at beginning of the year:	2,128,393
Cash at end of the year:	$2,946

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFOR
Interest paid	$276,154
Income taxes paid	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Additions in real estate investments paid by a third-party creditor	$869,000
Advances to a third party settled by loans payable from a related party	$40,000
Loan repayment made by a related party	$5,000

The accompanying notes are an integral part of these audited financial statements.

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LEGNED INTERNATIONAL INVESTMENT, LP

STATEMENT OF CHANGES IN EQUITY

(Audited)

	Partners’ Capital	Accumulated Deficit	Total Equity

Balance December 31, 2021	$17,027,000	$(12,618,383)	$4,408,617

Net loss	-	(1,033,194)	(1,033,194)

Balance December 31, 2022	$17,027,000	$(13,651,577)	$(3,375,423)

The accompanying notes are an integral part of these audited financial statements.

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LEGNED INTERNATIONAL INVESTMENT, LP

Notes to the Financial Statements

Note 1 - Organization and Description of Business

Legend International Investment, LP (“Legend LP”), a California Limited Partnership, which owns 100% of Mission Marketplace; a grocery anchored shopping center (the “Property”) located at 6240 Mission Boulevard in Jurupa Valley, California. The Property has two, one-story and one, two-story buildings containing 48,722 total square foot of gross leasable area situated on a 4.51-acre site. Legend LP generates revenues from renting the Property.

On March 24, 2023, pursuant to an Asset Purchase Agreement between Forge Innovation Development Corp. (“Forge” or the “Buyer”) and Legend Investment Management, LLC (“Legend LLC” or the “Seller”), Forge acquired 77.3% of Legend LLC’s 66% ownership of Legend LP. A relative of the President of Forge is one of the general partners of the Seller, who has significant influence, therefore the acquisition is being treated as a transaction between related parties. After the closing of the acquisition transaction, Forge will own 51% of Legend LP’s equity while the Seller will own 15%.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding Legend LP’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

Legend LP considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash as of December 31, 2022 totaled $2,946 representing cash deposited in bank.

Real Estate Investments, at Cost

Land, building, and improvements are stated at cost, less accumulated depreciation and amortization. Major replacements and betterments, capital improvements and tenant improvements activities, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives, while ordinary repairs and maintenance are expensed as incurred. Buildings and improvements that are under redevelopment, or are being developed, are carried at cost and no depreciation is recorded on these assets. Additionally, amounts essential to the development of the property, such as pre-construction, development, construction, interest and other costs incurred during the period of development are capitalized. The Company ceases capitalization when the property is available for occupancy upon substantial completion of tenant improvements, but in any event no later than one year from the completion of major construction activity. Depreciation and amortization are provided primarily by the straight-line method over the estimated useful lives of the assets for financial statement purposes and by accelerated methods for income tax purposes. Estimated useful lives for financial statement purposes are as follows:

Building Computer equipment and software	39 years
Building improvements	15-20 years
Tenant improvements	Shorter of estimated useful lives or lease terms
Equipment, furniture and fixtures	5-7 years

Land is not depreciated because land is assumed to have an unlimited useful life. Upon sale or Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred.

Accounts and Rent Receivables, Net

Accounts receivables are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company recognizes an allowance for doubtful accounts relating to accounts receivable for amounts deemed uncollectible. The Company considers tenant specific issues, such as financial stability and ability to pay, when determining collectability of accounts receivable and appropriate allowances to record. During the year ended December 31, 2022, Legend LP had bad debt expense of $67,000 due to uncollected from the debtor, which was included in selling, other general and administrative expenses on the statement of operations.

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Rent receivables mainly refer to the differences of the total rental revenue recognized on a straight-line basis over the lease terms in accordance US GAAP ASC 842 and the total rent payments received according to lease agreements. As of December 31, 2022, the rent receivable balance was $62,840.

Fair Value of Financial Instruments

Legend LP’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalent, accounts receivable, accounts payable and accrued liabilities, loans payable to related parties and mortgage loans payable.

Revenue Recognition

Legend LP’s revenues, which are derived primarily from lease contracts, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the non-cancelable term of the lease. Legend LP defers the revenue related to lease payments received from tenants in advance of their due dates. As of December 31, 2022, Legend LP had unearned revenue in the total amount of $24,806. In addition to base rent, Legend LP’s lease agreements generally require tenants to pay or reimburse Legend LP for all property operating expenses, which primarily reflect insurance costs and real estate taxes incurred by Legend LP and subsequently reimbursed by the tenant. However, some limited property operating expenses that are not the responsibility of the tenant are absorbed by Legend LP. Under ASC 842, Legend LP has elected to report combined lease and non-lease components in a single line “Revenue from tenants.” For expenses paid directly by the tenant, under both ASC 842 and 840, Legend LP has reflected them on a net basis.

If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on several factors including, but not limited to:

●	whether the lease stipulates how and on what a tenant improvement allowance may be spent.
●	whether the tenant or landlord retains legal title to the improvements at the end of the lease term.
●	whether the tenant improvements are unique to the tenant or general-purpose in nature; and
●	whether the tenant improvements are expected to have any residual value at the end of the lease.

Pursuant to the lease agreements, Legend LP receives security deposits which will be refunded or applied as final payments as outlined in the agreements. Such security deposits are recorded as liabilities for Legend LP on the balance sheet. As of December 31, 2022, security deposits totaled $108,966.

Related Parties

Legend LP follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

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Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with ASC 360-10-45 “Impairment or Disposal of Long-Lived Assets”. Legend LP periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, Legend LP first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment of long-lived assets was observed and recognized as of and for the year ended December 31, 2022 based on the valuation report on the property issued on February 20, 2023 by a valuation specialist the Company engaged.

Income Taxes

Legend LP is a pass-through entity for tax purposes. All profits or losses are passed through to its partners. As such Legend LP is not subject to taxation in the United States.

New Accounting Standards Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (Statement of Financial Accounting Standards No. 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The effective date of ASC 842 for all entities other than public companies is January 1, 2022, with early adoption permitted. In 2018, the FASB issued several amendments to the lease standard, which includes a practical expedient that provides lessors an option not to separate lease and non-lease components when certain criteria are met and instead account for those components as a single component under the lease standard. The amendment also provides a transition option that permits the application of the new guidance as of the adoption date rather than to all periods presented. The Company adopted the new lease standard as of the date of adoption effective January 1, 2022 with the elections of the practical expedient to account for both its lease and non-lease components as a single component under the lease standard and the new transition option as of the date of adoption. The adoption of ASC 842 did not materially impact results of operations, cash flows, or presentation thereof.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, (FASB ASC Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments which amends the current accounting guidance and requires the use of the new forward-looking “expected loss” model, which requires all expected losses to be determined based on historical experience, current conditions and reasonable and supportable forecasts, rather than the “incurred loss” model. This guidance amends the accounting for credit losses for most financial assets and certain other instruments including trade and other receivables, held-to-maturity debt securities, loans and other instruments. The effective date of ASU No. 2016-13 for smaller reporting companies is postponed to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Legend LP believes the adoption of ASU No. 2016-13 will not have a material impact on its financial position and results of operations.

The management does not believe that other than disclosed above, the recently issued but not yet adopted accounting pronouncements will have a material impact on its financial position results of operations or cash flows.

Note 3 - Going Concern

The accompanying financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, Legend LP has suffered net loss of $1,033,194 for the year ended December 31, 2022, had an accumulated deficit of $13,651,577 and a negative working capital of $4,467,137 as of December 31, 2022. These conditions raise substantial doubt about the ability of Legend LP to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon several factors, including the availability of debt or equity funding upon terms and conditions acceptable to Legend LP and ultimately achieving profitable operations. Management believes that Legend LP’s business plan provides it with an opportunity to continue as a going concern. However, management cannot provide assurance that Legend LP will meet its objectives and be able to continue in operation.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Legend LP to continue as a going concern.

Note 4 – Prepaid expenses

Prepaid expenses, as of December 31, 2022, consisted of following:

December 31, 2022
Prepaid insurance	$17,639
Prepaid property tax	32,368
Total prepaid expenses	$50,007

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Note 5 - Loan receivable

As of December 31, 2021, the Company had loan receivable of $217,000 due from a third party. During the year ended December 31, 2022, an entity under the common control of the mother of Mr. Patrick Liang, the CEO and President of Forge, advanced $40,000 to the same third party on behalf of Legend LP (Note 8). During the year ended December 31, 2022, Legend LP received loan repayments of $257,000 from the third party in cash and recorded interest income of $6,000 which was included in interest expenses, net on the statement of operations. The loan was unsecured and due on demand. As of December 31, 2022, the amount was fully repaid by the third party.

Note 6 – Real estate investments, net

Real estate investments, net, as of December 31, 2022, consisted of following:

December 31, 2022
Commercial building	$7,026,233
Tenant improvements	460,000
Construction in progress	504,000
Land	527,000
Total real estate investments, at cost	8,517,233
Less: accumulated depreciation	(565,707)
Total real estate investments, net	$7,951,526

During the year ended December 31, 2022, depreciation expense was $200,887. Additions of real estate investments in the total amount of $869,000 was paid directly by a third-party creditor for the year ended December 31, 2022 (Note 10).

Note 7 - Concentration of Risk

Legend LP maintains cash in two accounts within two local financial institutions located in California. The standard insurance amount is $250,000 per depositors under the FDIC’s general deposit insurance rules. On December 31, 2022, the cash balances were fully insured.

For the year ended December 31, 2022, Legend LP generated revenue in the amount of $292,267 from one customer, which accounted for 71% of the total revenue from tenants. As of December 31, 2022, accounts and rent receivable from the same tenant totaled $58,448, which accounted for 73% of the total accounts receivable.

Note 8 - Loans Payable to Related Parties

During the year ended December 31, 2022, Legend LP borrowed $325,000 loans from two entities under the common control of the mother of the CEO of Forge, including $320,000 in cash proceeds and $5,000 which was repaid to a third party on behalf of the Company (Note 10). During the year, one of the two entities advanced additional $40,000 to a third party (Note 5) on behalf of Legend LP. As of December 31, 2022 and 2021, total loans payable to the two entities were $556,000 and $191,000, respectively. The loans payable to related parties are unsecured, non-interest-bearing and due on demand.

Note 9 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities, as of December 31, 2022, consisted of following:

December 31, 2022
Accounts payable	$33,492
Accrued expenses	69,097
Total accounts payable and accrued liabilities	$102,589

Note 10 – Loans Payable

During the year ended December 31, 2022, Legend LP received advances in the total amount of $100,000 in cash from a third-party entity. As of December 31, 2022 and 2021, amount owed to this entity totaled $386,091 and $286,091, respectively. Such amount is unsecured, non-interest-bearing, and due on demand.

As of December 31, 2021, the Company had loans of $2,662,200 from a third-party creditor. For the year ended December 31, 2022, additions in real estate investments of $869,000 were paid directly by the third-party creditor (Note 6). As of December 31, 2022, the loan payable to this third party totaled $3,531,200. Such loan bears an interest rate of “The Wall Street Journal Prime Rate” plus 3.73% per annum. The loan rate shall be reset whenever The Wall Street Journal Prime Rate Changes. Interest expense for the loan payable totaled $273,824, which was included in interest expenses, net, on the statement of operations, for the year ended December 31, 2022. During the year, Legend LP made interest payment for of $256,357 in cash. Subsequently in March 2023, the Company refinanced the mortgage loan.

Legend LP has a credit line facility with East West Bank bearing a variable interest rate, which was paid off on June 6, 2022. During the year ended December 31, 2022, Legend LP repaid $1,975,268 principal and $19,767 interest payment, respectively. Interest expenses for the year totaled $16,235 associated with the loan for the year ended December 31, 2022. As of December 31, 2022, the credit line facility has been paid in its entirety.

Note 11 – Subsequent events

On March 24, 2023, pursuant to an Asset Purchase Agreement between Forge and Legend LLC, Forge acquired 77.3% of Legend LLC’s 66% ownership of Legend LP, for a total purchase price of $1,377,000, which equals 51% of Legend LP’s approximate net value of $2,700,000 based on (1) the Property’s valuation appraisal report dated on February 20, 2023, (2) Legend LP’s net book value as of February 28, 2023, and (3) the loan agreement to Legend LP by a third-party lender effective on March 23, 2023. After the closing of the acquisition, Forge owns 51% of Legend LP and the Seller will own 15% of Legend LP. A relative of the President of Forge has significant influence of the Seller’s management, therefore the acquisition is being treated as a related party transaction.

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